Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

July 28, 2015

Erin Energy Corporation

1330 Post Oak Boulevard

Suite 2550

Houston, Texas 77056

Ladies and Gentlemen:

We hereby consent to (a) the references to DeGolyer and MacNaughton contained under the section “Experts” in the Form S-3 (the “Registration Statement”) of Erin Energy Corporation to be filed on or about July 28, 2015, with the United States Securities and Exchange Commission, and (b) the incorporation by reference into the Registration Statement of our third-party letter report dated February 6, 2015, containing our opinion on the proved reserves as of December 31, 2014, attributable to the interest owned by CAMAC Energy Inc. (now known as Erin Energy Corporation) in the Oyo field, offshore Nigeria included in the CAMAC Energy Inc. annual report on Form 10-K filed on March 16, 2015.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716